Exhibit 10.6

AMENDMENT NO. 4

TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 4, made as of December 30, 2004 (“Amendment No. 4”), by and among BEAR STEARNS MORTGAGE CAPITAL CORPORATION (the “Buyer”), NC CAPITAL CORPORATION (“NC Capital”), NC RESIDUAL II CORPORATION (“NC Residual”) and NEW CENTURY CREDIT CORPORATION (“NC Credit”, and together with NC Capital and NC Residual, each a “Seller” and collectively the “Sellers”).

R E C I T A L S

WHEREAS, Buyer and NC Capital have previously entered into a Master Repurchase Agreement, dated as of October 31, 2003, as amended by Amendment No.1 to the Master Repurchase Agreement, dated as of January 14, 2004 (as amended, the “Repurchase Agreement”);

WHEREAS, Buyer, NC Capital and NC Residual have previously entered into Amendment No. 2 to Master Repurchase Agreement, dated as of June 29, 2004;

WHEREAS, Buyer and Sellers have previously entered in to Amendment No. 3 to the Master Repurchase Agreement, dated as of October 1, 2004 (the Repurchase Agreement as so amended is hereinafter referred to as the “Agreement”;

WHEREAS, Buyer and Sellers intend that certain mortgage loans referred to as high cost loans under various Federal, State or local statutes and other non permitted mortgage loans will not be sold by Sellers to Buyer under the Agreement;

WHEREAS, Buyer and Sellers intend to extend the term of the Agreement; and

WHEREAS, Buyer and Sellers intend to make certain modifications to the Agreement as described herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned in the Agreement. Capitalized terms used in the Agreement whose definitions are modified in this Amendment No. 4 shall, for all purposes of the Agreement, be deemed to have such modified definitions.

The definition of “Eligible Loan” is hereby deleted and replaced in its entirety as follows:

“Eligible Loan” means any Mortgage Loan which is determined in the reasonable judgment of Buyer to meet the criteria set forth in the Underwriting Guidelines or the Sub prime Underwriting Guidelines (subject, however, to the restrictions described in the covenant of Sellers set forth in Section 10(e)(xxi) hereof); provided that notwithstanding anything contained in the Underwriting Guidelines or Sub prime Underwriting Guidelines the following mortgage loans shall not be Eligible Loans:

(a)	Any mortgage loan which is subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, or (b) classified and/or defined, as a “high cost”, “threshold”, “predatory” or “covered” loan (or a similarly classified loan using different terminology under a law imposing additional legal liability for mortgage loans having high interest rates, points and/or fees) under any other applicable state, federal or local law. In addition to and notwithstanding anything to the contrary herein, a Mortgage Loan for which the Mortgaged Property is located in New Jersey which is a Home Loan as defined in the Act that was made, arranged, or assigned by a person selling either a manufactured home or home improvements to the Mortgaged Property or was made by an originator to whom the Mortgagor was referred by any such seller; and

(b)	Any mortgage loan which is secured by mortgaged property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (i) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c).”

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a qualified appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan.

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value of the Mortgage Property as of the origination date or the purchase price of the Mortgaged Property.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of origination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the lesser of the Appraised Value of the Mortgaged Property as of the origination date or the purchase price of the Mortgaged Property.

Mortgaged Property: The underlying real property securing repayment of a Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a residential dwelling.

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The Definition of “Sales Commitment” is hereby deleted and all references thereto are hereby deleted.

Section 2. Initiation, Request/Confirmation; Termination; Transactions Optional.

(a)	Paragraph 3 of the Agreement is hereby amended by adding the following after Subparagraph (3)(h):

(i) Notwithstanding anything to the contrary contained herein, the purchase of any Wet Mortgage Loan shall be made in accordance with provisions set forth in Exhibit H attached hereto.

(b)	The Agreement is hereby amended by adding new Exhibit H attached hereto as Schedule II.

Section 3. Representation, Warranties and Covenants.

(a)	Subparagraphs 10(a)(xix) and (xx) and 10(e)(xxii) are deleted.

(b)	Exhibit C is amended by adding the following at the end of subparagraph (xlii):

No mortgage loan is secured by mortgaged property in the Commonwealth of Massachusetts with a loan application date on or after November 7, 2004 that refinances a mortgage loan that is less than sixty (60) months old, unless such Mortgage Loan (i) is on an investment property, (ii) meets the requirements set forth in the Code of Massachusetts Regulation (“CMR”), 209 CMR 53.04(1)(b), or (iii) meets the requirements set forth in the 209 CMR 53.04(1)(c).”

(c)	Exhibit D is amended by deleting Exhibit D in its entirety and substituting new Exhibit D attached hereto as Schedule I.

Section 4. Termination. Sub-paragraph (b) of paragraph 22, “Non-assignability; Termination” is deleted and replaced in its entirety by the following:

This Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on October 28, 2005; provided, however, that this Agreement and any Transaction outstanding hereunder may be extended by mutual agreement of Buyer and Seller; and provided further, however, that no such party shall be obligated to agree to such an extension.

Section 5. Expenses. Sellers shall pay on demand all fees and expenses (including, without limitation, the fees and expenses for legal services of any kind whatsoever) incurred by Buyer in connection with this Amendment No. 4. The obligation of Sellers to pay such fees and expenses incurred prior to or in connection with the termination of the Agreement as amended by this Amendment No. 4 shall survive such termination.

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Section 6. Conditions Precedent; References to Guaranty.

(a)	Sellers shall cause to be delivered to Buyer, as a condition precedent to the effectiveness of this Amendment No. 4, the Guaranty of Guarantor substantially in the form attached hereto as Exhibit A.

(b)	All references in the Agreement, as amended hereby, to the Guaranty shall mean the Guaranty in the form attached hereto as Exhibit A and the parties agree that such Guaranty shall replace all prior guaranties under the Agreement.

Section 7. Governing Law. This Amendment No. 4 shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and entirely performed therein.

Section 8. Interpretation. The provisions of the Agreement shall be read so as to give effect to the provisions of this Amendment No. 4.

Section 9. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10. Ratification and Confirmation. As amended by this Amendment No. 4, the Agreement is hereby in all respects ratified and confirmed, and the Agreement as amended by this Amendment No. 4 shall be read, taken and construed as one and the same instrument.

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IN WITNESS WHEREOF, Buyer and Sellers have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the date first above written.

BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as Buyer

By:	/s/ David S. Marren
Name:	David S. Marren
Title:	Senior Vice President

NC CAPITAL CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	President

NC RESIDUAL II CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

NEW CENTURY CREDIT CORPORATION, as Seller

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

ACKNOWLEDGED AND AGREED:

NEW CENTURY MORTGAGE CORPORATION, as Servicer

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

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ACKNOWLEDGED AND AGREED:

NEW CENTURY FINANCIAL CORPORATION, as Guarantor

By:	/s/ Kevin Cloyd
Name:	Kevin Cloyd
Title:	Executive Vice President

SCHEDULE I

REPRESENTATIONS AND WARRANTIES

RELATING TO THE PURCHASED MORTGAGE LOANS

Sellers represent, warrant and covenant to Buyer that the aggregate original outstanding Purchase Price for the Purchased Mortgage Loans shall not exceed the limits specified in the table below for the categories indicated, both immediately prior to the purchase of such Mortgage Loans and also after giving effect thereto:

Purchased Mortgage Loan Limitations

Range of Outstanding Purchase Price for Purchased Mortgage Loans ($)	Non-Owner Occupied Mortgage Loans ($)	Second Lien Mortgage Loans ($)	Mortgage Loans in excess of 85% LTV ($)	Non-Full Income Documentation Mortgage Loans ($)	Mortgage Loans missing FICO Credit Scores ($)
0.00 – 300,000,000.00	60,000,000	45,000,000	135,000,000	210,000,000	3,000,000
300,000,000.01 – 400,000,000.00	80,000,000	60,000,000	180,000,000	280,000,000	4,000,000
400,000,000.01 – 500,000,000.00	100,000,000	75,000,000	225,000,000	350,000,000	5,000,000
500,000,000.01 – 600,000,000.00	120,000,000	90,000,000	270,000,000	420,000,000	6,000,000
600,000,000.01 – 700,000,000.00	140,000,000	105,000,000	315,000,000	490,000,000	7,000,000
700,000,000.01 – 800,000,000.00	160,000,000	120,000,000	360,000,000	560,000,000	8,000,000

Sch. I-1

SCHEDULE II

PROCEDURES RELATING TO

FUNDING WET MORTGAGE LOANS

(i) With respect to each Transaction involving Wet Mortgage Loans, the Seller shall advise Buyer of the expected amount of funds it will require in order to originate such Wet Mortgage Loans on the Business Day prior to the proposed Purchase Date.

(ii) On the Purchase Date for such Transaction, Buyer shall wire the funds to the Disbursement Account.

(iii) On the Purchase Date for such Transaction, Seller shall provide Buyer and Custodian with not more than five data files with respect to the Wet Mortgage Loans; Buyer shall consult with Custodian and shall approve up to three batch fundings.

(iv) On the Purchase Date for such Transaction, upon Buyer’s reconciliation of each batch of data files with the Custodian, Buyer shall instruct Custodian to wire from the Disbursement Account the funds required for such batch to Seller; provided, however, that no batch of data files and the related wiring request shall be accepted after 4:00 p.m. (New York time).

(v) On the Purchase Date for such Transaction, after funding the last batch of data files, Buyer, upon consultation with Custodian and Seller, shall balance the funds wired by Buyer to the Disbursement Account against the amounts remaining in the Disbursement Account following the related disbursements; Buyer shall instruct the Custodian to wire the remaining funds, if any, to Buyer and Custodian shall issue a Trust Receipt to Buyer relating to the Wet Mortgage Loans.

(vi) On the Purchase Date for such Transaction, Custodian shall issue via facsimile a confirmation to Seller with respect to the total amount of Wet Mortgage Loans funded on such date.

An example of such funding is set forth below:

10/21/04 Seller advises Buyer that they need $50,000,000 on 10/22/04.

10/22/04 Data files are received during the day.

PST	EST	Funding
7:30am	10:30am	Data file and request for $10,000,000 to be wired immediately.
8:30am	11:30am	Data file and request for $10,000,000 to be wired immediately.
10:30am	1:30pm	Data file and request for $10,000,000 to be wired immediately.
11:30am	2:30pm	Data file and request for $10,000,000 to be wired immediately.
1:00pm	4:00pm	Data file and request for $10,000,000 to be wired immediately.

Sch. I-1

EXHIBIT A

GUARANTY

December 30, 2004

Bear Stearns Mortgage Capital Corporation

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter will confirm that New Century Financial Corporation, a Maryland corporation, as successor in interest to New Century TRS Holdings, Inc., a Delaware corporation (“Guarantor”), agrees to absolutely and unconditionally guaranty to Bear Stearns Mortgage Capital Corporation, its successors and assigns (the “Beneficiary”), the full and prompt payment and performance of all of the obligations, undertakings and liabilities of NC Capital Corporation, NC Residual II Corporation and New Century Credit Corporation (together, the “Sellers”), arising under the terms and provisions of a Master Repurchase Agreement, dated as of October 31, 2003, as amended by Amendment No. 1 to the Master Repurchase Agreement, dated as of January 14, 2004, Amendment No. 2 to the Master Repurchase Agreement, dated as of June 29, 2004, Amendment and Joinder No. 3 to the Master Repurchase Agreement, dated as of October 1, 2004 and Amendment No. 4 to the Master Repurchase Agreement, dated as of December 30, 2004, by and among the Sellers and Bear Stearns Mortgage Capital Corporation (as amended, the “Master Repurchase Agreement”) and a Custody Agreement, dated as of October 31, 2003, as amended by Amendment No. 1 to the Custody Agreement, dated as of June 29, 2004 and Amendment and Joinder No. 2 to the Custody Agreement, dated as of October 1, 2004 (as amended, the “Custodial Agreement”, and together with the Master Repurchase Agreement, the “Agreements”), by and among Buyer, the Sellers and Deutsche Bank National Trust Company, as custodian (such obligations, undertakings and liabilities are herein referred to as the “Obligations”). Guarantor hereby expressly consents to any amendment to the Agreements as may be agreed upon by the Sellers and Buyer and waives notice of any such amendment. Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Master Repurchase Agreement.

Guarantor hereby represents and warrants to you that each Seller is an indirect wholly-owned subsidiary of Guarantor.

Guarantor covenants and agrees to immediately notify Buyer if a representation, warranty or covenant of any Seller under either Agreement has been breached or that an Event of Default shall have occurred.

Payments required under this guaranty shall be payable whenever any Obligation, has not been promptly paid to Beneficiary in accordance with the Agreements, without regard to any stay or delay with respect to such payment permitted or required by bankruptcy or any other applicable law. Buyer or Custodian on behalf of Buyer shall realize upon the Purchased Mortgage Loans prior to making a demand under this guarantee; provided, however, neither Buyer nor Custodian on behalf of Buyer shall be required to realize upon any security other than

Ex. A-1

the Purchased Mortgage Loans or, except as set forth above with respect to realizing upon the Purchased Mortgage Loans, exercise any remedies prior to making a payment demand under this guaranty.

Guarantor hereby waives any requirement that the Beneficiary take legal action against any Seller before enforcing this guaranty; agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Guarantied Obligations or the dissolution, liquidation, reorganization or other change regarding any Seller or any Seller seeking protection, or having a case or proceeding commenced against it, under any law for the protection of debtors or creditors; waives diligence, presentment, demand for payment or performance, protest or notice or other formality of any kind whatsoever; waives filing of claims with any court in case of the insolvency, reorganization or bankruptcy of any Seller; and waives any fact, event or circumstance (other than payment in full) that might otherwise constitute a legal or equitable defense to or discharge of Guarantor, including (but without typifying or limiting this waiver) failure by the Beneficiary to perfect a security interest in any collateral securing performance of any Obligation and any delay by the Beneficiary in exercising any of its rights hereunder, Guarantor covenants that this guaranty will not be discharged except by full and final payment and performance to the Beneficiary of the Guarantied Amount incurred while it is effective, and agrees that this guaranty shall continue to be effective or be reinstated (as the case may be) if at any time all or any part of any payment or interest thereon or other performance by any Seller is avoided or must otherwise be restored by the Beneficiary. Guarantor hereby further consents to any renewal or modification of any Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this guaranty.

Guarantor agrees to pay on demand all out-of-pocket expenses (including legal fees and disbursements) incurred by the Beneficiary in connection with the enforcement and protection of its rights hereunder. Guarantor further covenants and agrees with Beneficiary to observe the financial covenants set forth in Exhibit G to the Master Repurchase Agreement and to promptly notify Beneficiary if Guarantor breaches any of those covenants. Guarantor hereby waives all suretyship defenses and agrees that the beneficiary may assign all its rights and obligations hereunder to any of its affiliates without the consent or approval of any party.

This is a continuing guaranty and will remain in effect until thirty (30) days after written notice of termination is received by Bear Stearns Mortgage Capital Corporation, 383 Madison Avenue, New York, New York 10179, Attention: Eileen Albus. Any such termination shall not affect or reduce Guarantor’s obligations hereunder for any liability of any Seller that arose prior to the expiration of said thirty-day period. This guaranty shall terminate and shall be of no further force or effect upon full payment of all amounts due to Buyer under the Agreement. This guaranty shall inure to the benefit of any successor of the Beneficiary and be binding on any successor or assignee of Guarantor.

This guaranty shall be governed by and construed in accordance with the laws of the State of New York. Guarantor hereby agrees that (i) any dispute or controversy arising out of or relating to this guaranty, the Master Repurchase Agreement or the Custodial Agreement shall be submitted to arbitration before the American Arbitration Association utilizing its Rules for the Arbitration of Commercial Disputes and allowing for discovery by the parties, (ii) the arbitration

Ex. A-2

proceedings shall be conducted in New York, New York and (iii) the decision of the arbitrators shall be final and judgment may be entered on the award. In the event that such arbitration is unavailable, Guarantor hereby submits to the personal jurisdiction of the United States Federal and New York State courts situated in the City, County, and State of New York and hereby agrees that any litigation arising out of or relating to this guaranty, the Master Repurchase Agreement or the Custodial Agreement shall be brought in such courts. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the non-enforceability of any such other provision or agreement.

Any demand by Buyer for payment or performance by Guarantor shall be by a written demand to Guarantor, which shall be deemed to have been duly given if made by facsimile transmission to New Century Financial Corporation, Attention: General Counsel, Phone: (949) 440-7030 , Fax: (949) 440-7033 or if personally delivered at or upon the fifth day after deposit in the mails, mailed by registered mail, postage prepaid, to 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: General Counsel.

Very truly yours,

NEW CENTURY FINANCIAL CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Ex. A-3